Janet Nittmann
jnittmann@doversaddlery.com
Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Announces First Quarter 2014 Financial Results

LITTLETON, MA—(MARKET WIRE)—May 8, 2014 — Dover Saddlery, Inc. (NASDAQ:DOVR - News), the leading omni-channel retailer of equestrian products, today reported financial results for the first quarter ended March 31, 2014.

Total revenues for the first quarter of 2014 increased 9.4% to $19.7 million, from $18.0 million achieved in the first quarter of 2013. Revenues in the retail channel increased 21.5% to $8.8 million from $7.2 million, due primarily to the opening of new stores in 2013; while same-store sales for the first quarter of 2014 increased 3.7%.

The net loss for the first quarter of 2014 was $(543,000), or $(0.10) per diluted share, compared to $(538,000) or $(0.10) per diluted share in the first quarter of the prior year.

“I am pleased to report that the three Dover Saddlery stores opened in the fourth quarter of 2013 performed very well in the first quarter of this year. These stores have contributed towards the 22% increase in retail channel revenues,” commented Stephen L. Day, president and CEO of Dover Saddlery. “The increase in selling, general and administrative expense was due primarily to increased direct marketing costs and increased labor and lease expenses associated with the new stores.”

Adjusted EBITDA for the first quarter of 2014 improved to $(479,000), from $(514,000) in the first quarter of 2013. A reconciliation of the net income calculated in accordance with GAAP and the non-GAAP Adjusted EBITDA measure is provided in the table accompanying this press release.

Business Outlook 2014

Dover Saddlery is planning to open four to six retail stores in 2014. Until there is greater long-term visibility on sustainable economic conditions and consumer behavior, the Company is not providing guidance on other business prospects.

Today’s Teleconference and Webcast

Dover Saddlery will be hosting a conference call at 4:30 P.M. EDT today to discuss the first quarter 2014 results. Investors are invited to listen to the earnings conference call over the Internet through the company’s website at , this web cast will be archived for a year.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multichannel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2014, the prospects for overall revenue growth, expense ratios, growth in the retail channel, profitability, and the opening of new stores. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddlery’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2014	2013

Revenues, net- direct	$10,912	$10,784
Revenues, net – retail stores	8,800	7,242

Revenues, net — total	19,712	$18,026
Cost of revenues	12,637	11,629

Gross profit	7,075	6,400
Selling, general and administrative expenses	8,024	7,265

Loss from operations	(949)	(865)
Interest expense, financing and other related costs, net	142	124
Other investment income (loss), net	(2)	11

Loss before income tax benefit	(1,093)	(978)
Benefit for income taxes	(550)	(440)

Net loss	$(543)	$(538)

Net loss per share
Basic	$(0.10)	$(0.10)

Diluted	$(0.10)	$(0.10)

Number of shares used in per share calculation
Basic	5,352,000	5,338,000
Diluted	5,352,000	5,338,000

Other Operating Data:

Number of retail stores(1)	22	18
Capital expenditures	339	376
Gross profit margin	35.9%	35.5%

(1)	Includes twenty-one Dover-branded stores and one Smith Brothers store.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
 (In thousands, unaudited)

	Three Months Ended
	March 31,	March 31,
	2014	2013
Net loss	$(543)	$(538)

Other comprehensive loss net:
Change in fair value of interest rate swap contract, net of tax	9	16

Total comprehensive loss	$(534)	$(522)

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(unaudited)

	March 31,	Dec. 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$214	$319
Accounts receivable	888	1,300
Inventory	26,652	23,633
Prepaid catalog costs	1,744	974
Prepaid expenses and other current assets	1,971	1,277
Deferred income taxes	369	355

Total current assets	31,838	27,858
Net property and equipment	5,760	5,763

Other assets:
Deferred income taxes	1,346	1,495
Intangibles and other assets, net	740	758

Total other assets	2,086	2,253

Total assets	$39,684	$35,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations and outstanding checks	$347	$290
Current portion – term note	786	786
Current portion – Capex term loan	711	630
Accounts payable	1,939	2,352
Accrued expenses and other current liabilities	5,534	7,201
Income taxes payable	—	1,006

Total current liabilities	9,317	12,265

Long-term liabilities:
Revolving line of credit	7,673	95
Capex term loan, net of current portion	2,620	2,818
Term note, net of current portion	3,928	4,125
Capital lease obligation, net of current portion	86	96
Interest rate swap contract	173	189

Total long-term liabilities	14,480	7,323
Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; 6,160,103 and 6,147,263 issued and 5,364,238 and 5,351,398 outstanding as of March 31, 2014 and December 31, 2013, respectively	1	1
Additional paid in capital	46,439	46,304
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Other comprehensive loss	(113)	(122)
Accumulated deficit	(24,358)	(23,815)

Total stockholders’ equity	15,887	16,285

Total liabilities and stockholders’ equity	$39,684	$35,874

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income, investment income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance, and the Company ties its executive and employee bonus pools directly to this measure. We also believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net loss to Adjusted EBITDA (in thousands):

	Three Months Ended
	March 31,	March 31,
	2014	2013
Net loss	$(543)	$(538)
Depreciation	342	263
Amortization of intangible assets	18	18
Stock-based compensation	110	70
Interest expense, financing and other related costs, net	142	124
Other investment (income) loss, net	2	(11)
Benefit for income taxes	(550)	(440)

Adjusted EBITDA	$(479)	$(514)